British Columbia Securities Commission

QUARTERLY AND YEAR END REPORT
BC FORM 51-901F (previously Form 61)

Freedom of Information and Protection of Privacy Act: The personal information requested on this form is collected under the authority of and used for the purpose of administering the *Securities Act*. Questions about the collection or use of this information can be directed to the Supervisor, Financial Reporting (604-899-6731), P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, BC V7Y 1L2. Toll Free in British Columbia 1-800-373-6393.

INCORPORATED AS PART OF:

	Schedule A
X	Schedules B and C

(Place X in appropriate category)

ISSUER DETAILS

NAME OF ISSUER	FOR QUARTER ENDED	DATE OF REPORT YY/MM/DD
Triband Enterprise Corp.	August 31, 2002	02/10/25

ISSUER'S ADDRESS

Suite 903 - 1485 West 6th Avenue

CITY	PROVINCE	POSTAL CODE	ISSUER FAX NO.	ISSUER TELEPHONE NO.
Vancouver	BC	V6H 4G1	604- 714-0879	604-331-0096

CONTACT PERSON	CONTACT'S POSITION	CONTACT TELEPHONE NO.
Albert Wu	Accountant	604-331-0096

CONTACT EMAIL ADDRESS	WEB SITE ADDRESS

CERTIFICATE

The three schedules required to complete this Report are attached and the disclosure contained therein has been approved by the Board of Directors. A copy of this Report will be provided to any shareholder who requests it.

DIRECTOR'S SIGNATURE	PRINT FULL NAME	DATE SIGNED YY/MM/DD
"Gray Freeman"	Gary Freeman	2002/10/25
DIRECTOR'S SIGNATURE	PRINT FULL NAME	DATE SIGNED YY/MM/DD
"William Green"	William Green	2002/10/25

(Electronic signatures should be entered in "quotations")

Triband Enterprise Corp.
Schedule B - Supplementary Information
August 31, 2002

(1) Analysis of expenses and deferred costs

See Note 6 of the consolidated financial statements.

(2) Related parties transactions

See Note 9 of the consolidated financial statements and Schedule B under Results of Operations.

(3a) Summary of securities issued during the period

Date	Type	Type of Issue	Number		Price	Proceeds	Consideration		Issue Costs
10-Dec-01	Common	Shares for debt	475,337	$	0.10	N/A	Debt		Nil
1-Feb-02	Common	Private placement	1,350,000	$	0.10	$ 135,000	Cash	$	5,000
1-Feb-02	Warrants	Private placement	1,350,000		N/A	N/A	N/A		Nil
1-Feb-02	Common	Finder's fees	50,000	$	0.10	N/A	Services		Nil
22-Feb-02	Common	Warrants exercised	200,000	$	0.12	$ 24,000	Cash		Nil
25-Feb-02	Common	Warrants exercised	200,000	$	0.12	$ 24,000	Cash		Nil
8-Mar-02	Common	Warrants exercised	200,000	$	0.12	$ 24,000	Cash		Nil
6-Mar-02	Common	Warrants exercised	150,000	$	0.12	$ 18,000	Cash		Nil
4-Apr-02	Common	Warrants exercised	30,000	$	0.12	$ 3,600	Cash		Nil
24-May-02	Common	Warrants exercised	150,000	$	0.12	$ 18,000	Cash		Nil
14-Jun-02	Common	Shares for debt	82,272	$	0.23	$ 18,923	Debt		Nil
14-Jun-02	Common	Private placement	850,000	$	0.23	$ 195,500	Cash	$	10,350
14-Jun-02	Common	Finder's fees	45,000	$	0.23	$ 10,350	Services		Nil
14-Jun-02	Warrants	Private placement	895,000		N/A	N/A	N/A		Nil
14-Jun-02	Common	Warrants exercised	80,834	$	0.30	$ 24,250	Cash		Nil
14-Jun-02	Common	Warrants exercised	250,000	$	0.12	$ 30,000	Cash		Nil
6-Aug-02	Common	Stock option exercised	25,000	$	0.17	$ 4,250	Cash		Nil
6-Aug-02	Common	Warrants exercised	120,000	$	0.12	$ 14,400	Cash		Nil

(3b) Summary of options granted

Date	Number	Optionee	Price	Expiry Date
27-Feb-02	250,000	Gary Freeman	0.17	27-Feb-07
27-Feb-02	90,000	Jerry Pogue	0.17	27-Feb-07
27-Feb-02	50,000	Michael Bartlett	0.17	27-Feb-07
27-Feb-02	25,000	Sam Szajman	0.17	27-Feb-07
27-Feb-02	65,000	William Green	0.17	27-Feb-07
27-Feb-02	25,000	Kathleen Martin	0.17	27-Feb-07
	505,000			

(4) Summary of securities as at the end of the period

See Note 8 of the consolidated financial statements.

(5) List of directors and officers at end of the period

Jerry G. Pogue, Director
Michael L. Bartlett, Director
Gary R. Freeman, Director and President
William R. Green, Director

Schedule C – Management Discussion & Analysis

Introduction

Triband Enterprise Corp. (formerly Triband Resource Corporation) is a natural resource corporation engaged in the acquisition and exploration of mineral properties in the United States. In April 2000, the Company completed a filing with the Canadian Venture Exchange regarding the Company's intention to change its business and as a result, the Exchange issued a cease trade order until the filing was reviewed and approved on August 8, 2000. To date, the Company has not yet changed its business and decided to maintain its principal activity in the exploration of mineral properties.

This Management Discussion & Analysis summarizes the activities of the Company to date, and provides financial information for the quarter ended August 31, 2002.

Whisky Canyon

The Company has resumed its exploration activities and fulfilled its work commitments in the Whisky Canyon project in Nevada. The Company has acquired new information about this area and is formulating an exploration plan. During the period, the Company paid US$7,500 against a property payment of US$15,000 due on July 9, 2002 in respect of the Betty O'Neal claims. The Company reached an agreement with the property owner of the Betty O'Neal claims to defer the balance of the property payment due being US$7,500 until January 1, 2003.

Management

In July 2002, Mr. Sam Szajman resigned as director of the Company.

Results of Operation

The net loss for the nine months ended August 31, 2002 was $241,936 or $0.05 per share in comparison with $1,398,223 or $0.50 per share for the same period last year, after giving effect of the roll-back of 5 for 1 and the retroactive adjustment on adoption of new accounting guideline AcG-11 from beginning of period. The decrease in loss was mainly due to significantly smaller write-off of mineral properties costs and deferred exploration costs.

During the period, the Company wrote off $15,111 in mineral property acquisition costs and $18,346 in deferred exploration costs as the Company has adopted the new accounting guideline AcG-11 "Enterprises in the Development Stage" issued by the Canadian Institute of Chartered Accountants. The Company will expense all mineral properties costs and exploration costs as incurred. The $18,346 in exploration mainly consisted of fees paid to geological consultants.

During the period, the Company paid $45,000 to a private company controlled by Mr. Gary Freeman for his management services. The same amount was paid in the prior period and was included in consulting fees. The Company also incurred $56,322 in consulting fees which included $3,832 for accounting fees, $21,340 for para-legal services, and $31,150 for administrative services. Other major expenditure was $22,828 in professional fees which included $14,000 fees for the auditors and $8,828 for legal fees.

Financing

In December 2001 , the Company issued a total of 475,337 shares in settlement for a total debt of $47,534 due to officers, directors and consultants at the price of $0.10 per share. On June 14, 2002, the Company issued an additional 82,272 common shares to settle a total debt of $18,923 at the price of $0.23 per share.

The Company completed a private placement of 1,350,000 shares at the price of $0.10 per unit in February 2002. Each unit consist of one common share and one share purchase warrant which entitling the holder to purchase one common share at the price of $0.12 per share for a period of one year and at $0.15 per share after two years from the closing of the private placement. A total of 50,000 common shares were issued as finder's fee at the price of $0.10 per share.

During the period, a total of 1,300,000 purchase warrants were exercised at the price of $0.12 per share, leaving 50,000 unexercised as of September 30, 2002.

In June 2002, the Company completed another financing for 850,000 units at the price of $0.23 per unit. Each unit consists of one common share and one purchase warrant exercisable at the price of $0.30 per share until June 5, 2004. A finder's fee of 45,000 units was paid for this private placement. Subsequent to the period end, 80,834 warrants were exercised at the price of $0.30 per share.

In February 2002, the Company cancelled all previously outstanding stock options and granted 505,000 incentive stock options at the price of $0.17 per share until February 27, 2007. During the period, 25,000 stock options were exercised.

Investor Relations

Currently, the Company does not have an outside consultant to look after investor relations.